As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Technology Way, Norwood, MA	02062-9106
(Address of Principal Executive Offices)	(Zip Code)

Analog Devices, Inc.

Amended and Restated 2006 Stock Incentive Plan

(Full Title of the Plan)

Margaret K. Seif

Vice President, General Counsel and Secretary

One Technology Way

Norwood, MA 02062

(Name and Address of Agent For Service)

(781) 329-4700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.16 2/3 par value per share	19,000,000 shares	$51.43(2)	$977,170,000(2)	$125,860

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on March 12, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 19,000,000 shares of the registrant’s common stock, $0.16 2/3 par value per share, to be issued under the registrant’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-181951, filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2012, (ii) the registration statement on Form S-8, File No. 333-163653, filed with the Commission on December 11, 2009, (iii) the registration statement on Form S-8, File No. 333-156309, filed with the Commission on December 19, 2008 and (iv) the registration statement on Form S-8, File No. 333-132409, filed with the Commission on March 14, 2006.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 14th day of March, 2014.

ANALOG DEVICES, INC.

By:	/s/ Vincent T. Roche
Vincent T. Roche
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Vincent T. Roche, David A. Zinsner and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray Stata	Chairman of the Board of Directors	March 14, 2014
Ray Stata

/s/ Vincent T. Roche	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2014
Vincent T. Roche

/s/ David A. Zinsner	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	March 14, 2014
David A. Zinsner

/s/ Eileen Wynne	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 14, 2014
Eileen Wynne

/s/ Richard M. Beyer	Director	March 14, 2014
Richard M. Beyer

/s/ James A. Champy	Director	March 14, 2014
James A. Champy

/s/ John C. Hodgson	Director	March 14, 2014
John C. Hodgson

/s/ Yves-Andre Istel	Director	March 14, 2014
Yves-Andre Istel

/s/ Neil Novich	Director	March 12, 2014
Neil Novich

/s/ F. Grant Saviers	Director	March 12, 2014
F. Grant Saviers

/s/ Kenton J. Sicchitano	Director	March 14, 2014
Kenton J. Sicchitano

/s/ Lisa Su	Director	March 14, 2014
Lisa Su

INDEX TO EXHIBITS

Number	Description

4.1	Restated Articles of Organization of the Registrant, filed with the Commission on May 20, 2008 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2008 (File No. 1-7819) and incorporated herein by reference,

4.2	Amendment to Restated Articles of Organization of the Registrant, filed with the Commission on December 8, 2008 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) and incorporated herein by reference.

4.3	Amended and Restated By-Laws of the Registrant, filed with the Commission on January 28, 2010 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) and incorporated herein by reference.

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan, filed with the Commission on February 18, 2014 as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 2014 (File No. 1-7819) and incorporated herein by reference.